DRAFT 11/9/2007

                               GUARANTY AGREEMENT

          THIS GUARANTY AGREEMENT (the "GUARANTY") is executed as of November [__], 2007, by the entities listed on the SCHEDULE OF EBOF SUBSIDIARIES attached hereto as EXHIBIT A (each, a "GUARANTOR," and collectively, the "GUARANTORS"), for the ratable benefit of the lenders listed that are signatories hereto (collectively, the "LENDERS").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio ("RADCLIFFE"), Castlerigg Master
Investments Ltd. ("CASTLERIGG"), and Capital Ventures International ("CVI"; collectively, the "INITIAL BRIDGE LENDERS") are parties to a Securities Purchase Agreement, dated as of June 7, 2006 (the "INITIAL BRIDGE SECURITIES PURCHASE AGREEMENT") with Earth Biofuels, Inc. ("EBOF"), pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of common stock, $0.001 par value (the "COMMON STOCK"), of EBOF at the exercise price of $2.93 (the "INITIAL BRIDGE WARRANTS") and in connection with the Initial Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "INITIAL BRIDGE REGISTRATION RIGHTS AGREEMENT," collectively with the Initial Bridge Securities Purchase Agreement and the Initial Bridge Warrants, the "INITIAL BRIDGE TRANSACTION DOCUMENTS") under which it agreed to cooperate in the registration of the securities under the Initial Bridge Securities Purchase Agreement;

          WHEREAS, Castlerigg (the "SECOND BRIDGE LENDER") is a party to a Securities Purchase Agreement, dated as of July 10, 2006 (the "SECOND BRIDGE SECURITIES PURCHASE AGREEMENT") with EBOF, pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of Common Stock at the exercise price of $2.50 (the "SECOND BRIDGE WARRANTS") and in connection with the Second Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "SECOND BRIDGE REGISTRATION RIGHTS AGREEMENT," collectively with the Second Bridge Securities Purchase Agreement, Second Bridge Warrants, the "SECOND BRIDGE TRANSACTION DOCUMENTS") under which it agreed to cooperate in the registration of the securities under the Second Bridge Securities Purchase Agreement;

          WHEREAS, Radcliffe, Castlerigg, CVI, YA Global Investments, L.P. (formerly known as Cornell Capital, L.P. ("YORKVILLE")), Cranshire Capital L.P. ("CRANSHIRE"), Portside Growth and Opportunity Fund ("PORTSIDE"), Evolution
Master Fund Ltd. SPC, Segregated Portfolio M ("EVOLUTION"), and Kings Road Investments Ltd. ("KINGS Road"; collectively, the "NOTEHOLDERS") are parties to a Securities Purchase Agreement, dated as of July 24, 2006 (the "SECURITIES PURCHASE AGREEMENT") with EBOF, pursuant to which EBOF issued (i) 8% Senior Convertible Notes (collectively, the "NOTES") in the aggregate principal amount of $52.5 million, which were unsecured and convertible into shares of Common Stock at $2.90 per share, and (ii) warrants to purchase in excess of 9,000,000 shares of common stock of EBOF at the exercise price of $2.90 (the "WARRANTS") and in connection with the Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "REGISTRATION RIGHTS Agreement," collectively with the Initial Bridge Transaction Documents, the Second Bridge Transaction Documents, the Securities Purchase Agreement, Notes, and Warrants, the "TRANSACTION DOCUMENTS") under which it agreed to cooperate in the registration of the securities under the Securities Purchase Agreement;

                                                             DRAFT 11/9/2007


          WHEREAS, certain Noteholders individually delivered an Event of Default Redemption Notice to EBOF identifying various events of default under the Notes and demanding that EBOF redeem the Noteholders' interest in the Notes at the so-called Event of Default Redemption Price, and EBOF failed to remit the Event of Default Redemption Price;

          WHEREAS, the Guarantors acknowledge that Events of Default (as defined in the Transaction Documents) have occurred and are continuing;

          WHEREAS, EBOF and the Guarantors acknowledge that the aggregate amount of the outstanding amount due and owing to the Noteholders is $100,651,173.00 (as of September 28, 2007), plus fees, costs and expenses, and such amount is payable to the Noteholders without set-off, counterclaim, deduction, offset or defense (the "TOTAL Debt");

          WHEREAS, on July 11, 2007, Radcliffe, Yorkville, Portside, Castlerigg and Evolution commenced an involuntary bankruptcy proceeding against EBOF pursuant to Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware, Case No. 07-10928
(CSS) (the "BANKRUPTCY CASE");

          WHEREAS, EBOF wishes to explore the possibility of restructuring and modifying the existing rights and obligations under the Transaction Documents with the Noteholders through one or more definitive documents to be negotiated during the course of the next 6 to 12 months (the "RESTRUCTURING TRANSACTION");

          WHEREAS, at EBOF's request, the Lenders are willing, subject to and on the terms and conditions set forth in the Interim Restructuring Agreement (as defined below) and the documents to be executed in connection therewith, to forbear from exercising rights and remedies under the Transaction Documents and to consent to dismissal of the Bankruptcy Case in exchange for the terms hereof and of the Interim Restructuring Agreement and the other documents to be executed in connection therewith;

          WHEREAS, pursuant to the Interim Restructuring Agreement, dated November [__], 2007 (the "INTERIM RESTRUCTURING AGREEMENT"), EBOF has, among other things, executed confessions of judgment (the "CONFESSIONS OF JUDGMENT"), which shall not be filed until the occurrence of certain events specified in the Interim Restructuring Agreement;

          WHEREAS, to facilitate a consensual restructuring and the dismissal of the Bankruptcy Case, without which the Guarantors could themselves end up in bankruptcy and without the support of EBOF, the Guarantors have agreed to guarantee the full amount of the Total Debt for the ratable benefit of the Lenders.

          WHEREAS, interests in each Guarantor are owned directly or indirectly (as the case may be) by EBOF, and each Guarantor will directly benefit from the restructuring negotiations.

          NOW, THEREFORE, as an inducement to the Lenders to negotiate a restructuring, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                                             DRAFT 11/9/2007

                                   ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

          Section 1.1 GUARANTY OF DEBT. Each Guarantor hereby irrevocably, unconditionally, and jointly and severally guarantees for the ratable benefit(1) of each Lender the prompt payment of each such Lender's Pro Rata Share of the Total Debt, which shall be immediately due and payable upon demand after the occurrence of any of the following events:

          (a) prior to the Restructuring Consummation Deadline (as defined in section 1.1(e) below), either (x) an order for relief is entered in a case under the Bankruptcy Code with respect to Dennis McLaughlin, EBOF, or any Subsidiary, or (y) an involuntary bankruptcy petition is filed against EBOF or any Subsidiary and such petition is not dismissed on or before sixty (60) days after the date such petition is filed;

          (b) failure of EBOF to execute security documents (in form and substance acceptable to the Lenders holding 66?% of the aggregate face amount of the Notes then outstanding (the "REQUIRED LENDERS"), as determined by the Required Lenders in their sole discretion) sufficient to provide the Lenders with liens, subject only to any then-valid existing liens, on all of EBOF's assets to secure EBOF's obligations under the Confessions of Judgment and/or the Transaction Documents on or before ten (10) days after the date that the order dismissing the Bankruptcy Case is entered on the docket(2);

          (c)  failure  of  all  of  EBOF's  subsidiaries   (collectively,   the
               "SUBSIDIARIES") to execute security documents (in form and substance acceptable to the Required Lenders as determined by the Required Lenders in their sole discretion) in favor of the Lenders, subject only to any then-valid existing liens, securing their respective obligations under this Guaranty on or before ten
               (10) days after the Dismissal Date;

          (d) failure of EBOF and Subsidiaries to execute a term sheet with the material terms of a restructuring (in form and substance acceptable to the Required Lenders in their sole discretion) (the


----------------------
(1) The ratable benefit will be determined by calculating the Lender's pro rata share ("PRO RATA SHARE"), which means the ratio determined by dividing (x) the face amount of the Notes then held by such Lender by (y) the face amount of Notes then held by all Lenders.

(2) The date that the order dismissing the Bankruptcy Case is entered on the docket and such order is not subject to any stay shall be referred to herein as the "DISMISSAL DATE."

                                                             DRAFT 11/9/2007


               "RESTRUCTURING TERM SHEET") on or before thirty (30) days after the Dismissal Date;

          (e) failure of EBOF and Subsidiaries to consummate the transactions contemplated in the Restructuring Term Sheet fully (as determined by the Required Lenders in their reasonable discretion) on or before one hundred and twenty (120) days after the Dismissal Date (the "RESTRUCTURING CONSUMMATION DEADLINE");

          (f) any action is commenced to void, avoid, invalidate, subordinate, recharacterize, reduce or recover (in whole or in part) any or all of the Release, the McLaughlin Guaranty, the Noteholders' claims against EBOF, the Confessions of Judgment, this Guaranty (each as described in the Interim Restructuring Agreement and collectively, the "COLLATERAL DOCUMENTS"), any claim of the Lenders under any of the Notes or the any of other Transaction Documents, any lien granted to secure any such claim or any obligation under any of the Collateral Documents or any of the Transaction Documents (including, without limitation, the actions described in sections 5(b) and (c) of the Interim Restructuring Agreement), or any payment made in respect of any such claim or obligation; or

          (g) EBOF or any Subsidiary grants or permits to exist any lien not in existence as of the date of this Guaranty on any of its assets.

          Section 1.2 ELIMINATION OF GUARANTY. If EBOF and its Subsidiaries fully consummate the transactions contemplated by the Restructuring Term Sheet (as determined by the Required Lenders in their reasonable discretion) on or before the Restructuring Consummation Deadline, this Guaranty shall terminate and no longer be of any force and effect unless there is an action commenced seeking to void, avoid, invalidate, subordinate, recharacterize, reduce or recover (in whole or in part) any such transactions or any lien granted to secure, or any payment made on, any obligation owing to the Lenders in connection with any such transactions, any of the Transaction Documents, or any of the Collateral Documents.

          Section 1.3 NATURE OF GUARANTY. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. The obligations of each Guarantor to the Lenders under this Guaranty shall be joint and several. This Guaranty shall not be discharged by the assignment or negotiation of all or part of the Notes.

          Section 1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. The Guaranty and obligations of the Guarantors to the Lenders shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of EBOF or any of its Subsidiaries, or any other party, against the Lenders.

          Section 1.5 PAYMENT BY GUARANTOR. If all or any part of the obligations under this Guaranty shall not be punctually paid when due, the Guarantors shall, immediately upon demand by the Lenders pay in lawful money of the United States of America, the amounts due to

                                                             DRAFT 11/9/2007


the Lenders at the addresses as set forth herein for the Lenders. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

          Section 1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for the Lenders (and the Guarantors hereby waive any rights that the Guarantors may have to require the Lenders), in order to enforce the obligations of the Guarantors hereunder, first to (a) institute suit or exhaust its remedies against EBOF or any Subsidiary or others liable under the Transaction Documents or the Confessions of Judgment or any other person, (b) enforce the Lenders' rights against any collateral which shall ever have been given to secure any of the obligations of EBOF or its Subsidiaries, (c) enforce the Lenders' rights against any other guarantors, (d) join EBOF or its Subsidiaries or any others liable on the Total Debt in any action seeking to enforce this Guaranty, or (f) resort to any other means of obtaining payment of the Total Debt. The Lenders shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Total Debt.

          Section 1.7 PAYMENT OF EXPENSES. In the event that any Guarantor should breach or fail to timely perform any provision of this Guaranty, the Guarantors shall, immediately upon demand by the Lenders, pay the Lenders all reasonable out-of-pocket costs and expenses (including court costs and attorneys' fees) incurred by the Lenders in the enforcement hereof or the preservation of the Lenders' rights hereunder. For the avoidance of doubt, the foregoing payment obligation shall be a joint and several obligation of the Guarantors.

          Section 1.8 EFFECT OF BANKRUPTCY. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, the Lenders must rescind or restore any payment, or any part thereof, received by the Lenders in satisfaction of the obligations hereunder, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Lenders shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of the Guarantors that the Guarantors' obligations hereunder shall not be discharged except by the Guarantors' indefeasible payment of such obligations and then only to the extent of such performance.

          Section 1.9 WAIVER OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Lenders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from EBOF, its Subsidiaries, or any other party liable for payment of any or all of the Total Debt for any payment made by any Guarantor under or in connection with this Guaranty or otherwise.

                                                             DRAFT 11/9/2007


                                   ARTICLE II

                      EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS


          Each Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantors' obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) except as otherwise expressly provided herein which the Guarantors might otherwise have as a result of or in connection with any of the following:

          Section  2.1   MODIFICATIONS.   Any  renewal,   extension,   increase,
modification, alteration or rearrangement of all or any part of the Total Debt under the Transaction Documents.

          Section 2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to EBOF.

          Section 2.3 CONDITION OF EBOF, SUBSIDIARIES, OR GUARANTORS. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of EBOF or any Subsidiary or any other party at any time liable for the payment of all or part of the Total Debt; or any dissolution of EBOF or any Subsidiary, or any sale, lease or transfer of any or all of the assets of EBOF or any Subsidiary, or any changes in the shareholders, partners or members of EBOF or any Subsidiary; or any reorganization of EBOF, any Subsidiary, or the Guarantors.

          Section 2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Total Debt, or any document or agreement executed in connection with the Total Debt, for any reason whatsoever is illegal, uncollectible or unenforceable.

          Section 2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of EBOF or any Subsidiary on the Total Debt or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Total Debt, or any part thereof.

          Section 2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Total Debt.

          Section 2.7 OFFSET. Any existing or future right of offset, claim or defense of EBOF or any Subsidiary against Lenders, or any other person, or against payment of the Total Debt, whether such right of offset, claim or defense arises in connection with the Total Debt or otherwise.

          Section 2.8 MERGER. The reorganization, merger or consolidation of EBOF or any Subsidiary into or with any other corporation or entity.

                                                             DRAFT 11/9/2007


          Section 2.9 PREFERENCE. Any payment by EBOF or any Subsidiary to Lenders is held to constitute a preference under bankruptcy laws, or for any reason Lenders are required to refund such payment or pay such amount to EBOF or any Subsidiary or someone else.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to negotiate a restructuring of the Total Debt, each Guarantor represents and warrants to the Lenders as follows:

          Section 3.1 BENEFIT. EBOF is the direct or indirect owner of interests in each Guarantor (as the case may be), and each Guarantor has received, or will receive, direct and indirect benefits from the making of this Guaranty.

          Section 3.2 FAMILIARITY AND RELIANCE. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of EBOF and its Subsidiaries; however, no Guarantor is relying on such financial condition as an inducement to enter into this Guaranty.

          Section 3.3 NO REPRESENTATION BY LENDERS. None of the Lenders, or any other party has made any representation, warranty or statement to any Guarantor in order to induce a Guarantor to execute this Guaranty.

          Section 3.4 GUARANTORS' FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay all of its obligations and liabilities.

          Section 3.5 LEGALITY. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

          Section 3.6 SURVIVAL. All representations and warranties made by the Guarantors herein shall survive the execution hereof.

                                                             DRAFT 11/9/2007


                                   ARTICLE IV

                                  MISCELLANEOUS

          Section 4.1 EFFECTIVE DATE. This Guaranty shall be placed into escrow pursuant to an escrow agreement (the form of which is attached hereto as Exhibit
B) and shall be released from escrow and become effective as of the Dismissal Date.

          Section 4.2 LIMITATION OF LIABILITY. Each Guarantor hereby confirms that it intends that its obligations under this Guaranty will not constitute fraudulent transfers or conveyances under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar foreign, federal, or state law. To the extent necessary to effectuate the foregoing intention, each Guarantor irrevocably agrees that its obligations under this Guaranty at any time shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance under such foreign, federal, or state law.

          Section 4.3 OTHER CONTRACTUAL OBLIGATIONS. To the extent that any provision of this Guaranty results in an event of default under any agreement entered between any Guarantor and a third party before the effective date of this Guaranty, such provision of this Guaranty shall become null and void only to the extent such provision results in the event of default.

          Section 4.4 WAIVER. No failure to exercise, and no delay in exercising, on the part of the Collateral Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          (a) NOTICES. Any written notice required to be given under this Guaranty shall be sent to the following by mail, electronic mail or facsimile, and shall be deemed given upon such mailing and sending by facsimile:


                    If to EBOF or the Guarantors:

                        3001 Knox Street, Suite 403
                        Dallas, Texas 75205
                        Telephone:  (214) 389-9800
                        Facsimile:  (214) 389-9805
                        Attention:  Dennis McLaughlin

                                                             DRAFT 11/9/2007


                        with a copy to:

                        Akin Gump Strauss Hauer & Feld LLP
                        1700 Pacific Avenue, Suite 4100
                        Dallas, Texas 75201
                        Telephone:  (214) 969-4710
                        Facsimile:  (214) 969-4343
                        Attention:  Charles R. Gibbs, Esq.

                    If to Sandell (to the extent a signatory hereto)

                        40 West 57th Street
                        26th Floor
                        New York, New York  10019
                        Telephone: (212) 603-5700
                        Facsimile: (212) 603-5710
                        Attention: Cem Hacioglu (chacioglu@sandellmgmt.com)
                                   Matthew Pliskin (mpliskin@sandellmgmt.com)

                        with a copy to:

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, New York  10022
                        Telephone: (212) 756-2000
                        Facsimile: (212) 593-5955
                        Attention: David M. Hillman, Esq.(david.hillman@srz.com)
                                   Jeffrey S. Sabin, Esq.(jeffrey.sabin@srz.com)

                    If to Radcliffe (to the extent a signatory hereto):

                        c/o RG Capital Management, L.P.
                        3 Bala Plaza - East, Suite 501
                        Bala Cynwyd, PA 19004
                        Telephone:  (610) 617-5911
                        Facsimile:  (610) 617-0570
                        Attention:  Gerald F. Stahlecker
                        (gstahlecker@radcliffefunds.com)

                        with a copy to:

                        Wilmer Cutler Pickering Hale and Dorr LLP
                        399 Park Avenue
                        New York, New York 10022
                        Telephone: (212) 230-8800

                                                             DRAFT 11/9/2007


                        Facsimile: (212) 230-8888
                        Attention: Philip D. Anker, Esq.
                                   (Philip.Anker@wilmerhale.com)

                    If to Yorkville(to the extent a signatory hereto):

                        101 Hudson Street, Suite 3700
                        Jersey City, New Jersey 07303
                        Attention:  Eric Hansen, Esq.
                        (ehansen@yorkvilleadvisors.com)

                        with a copy to:

                        Baker Botts L.L.P.
                        2001 Ross Avenue
                        Dallas, Texas 75201
                        Telephone: (214) 953-6571
                        Facsimile: (214) 953-6503
                        Attention: C. Luckey McDowell, Esq.
                        (luckey.mcdowell@bakerbotts.com)

                    If to Cranshire (to the extent a signatory hereto):

                        Greenberg Traurig LLP
                        77 W. Wacker Dr., Suite 2500
                        Chicago, Illinois  60601
                        Telephone: (312) 456-8448
                        Facsimile: (312) 456-8435
                        Attention: Todd Mazur, Esq. (mazurt@gtlaw.com)
                                   Peter Lieberman (liebermanp@gtlaw.com)

                    If to Evolution (the extent it executes this Agreement):

                        c/o Evolution Capital Management LLC
                        2425 Olympic Boulevard, Suite 120E
                        Santa Monica, California  90404
                        Telephone: (310) 315-8866
                        Attention: Brian S. Yeh (brian.yeh@evofund.com) with a copy to:

                        Cadwalader, Wickersham & Taft LLP
                        One World Financial Center
                        New York, New York  10281
                        Telephone: (212) 504-6373
                        Facsimile: (212) 504-6666
                        Attention: Gregory M. Petrick, Esq.
                                   (gregory.petrick@cwt.com)

                                                             DRAFT 11/9/2007

                    If to Kings Road (the extent it executes this Agreement):

                        c/o Polygon Investment Partners LP
                        598 Madison Avenue, 14th Floor
                        New York, New York  10022
                        Telephone: (212) 359-7300
                        Facsimile: (212) 359-7303
                        Attention: Erik M.W. Casperson
                                   (ecaspersen@polygoninv.com)
                                   Brandon L. Jones (bjones@polygoninv.com)

                        with a copy to:

                        Latham & Watkins LLP
                        633 West Fifth Street, Suite 4000
                        Los Angeles, California  90071
                        Telephone: (213) 485-1234
                        Facsimile: (213) 891-8763
                        Attention: Russell Sauer, Esq. (russ.sauer@lw.com)

                    If to CVI (the extent it executes this Agreement):

                        c/o Heights Capital Management
                        101 California Street, Suite 3250
                        San Francisco, California  94111
                        Telephone: (415) 403-6510
                        Facsimile: (610) 617-3896
                        Attention: Michael Spolan (Michael.Spolan@sig.com)

                        with a copy to:

                        Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 919 Market Street, Suite 1000
                        Wilmington, Delaware 19801
                        Telephone: (302) 426-1189
                        Facsimile: (302) 426-9193
                        Attention: Richard M. Beck, Esq. (rbeck@klehr.com)

                    If to Portside (the extent it executes this Agreement):

                        c/o Ramius Capital Group, L.L.C.
                        666 Third Avenue, 26th Floor
                        New York, New York 10017
                        Telephone: (212) 845-7955
                        Facsimile: (212) 201-4802
                        Attention: Jeffrey Smith (jsmith@ramius.com)
                                   Peter Feld (pfeld@ramius.com)
                                   Owen Littman (olittman@ramius.com)

                                                             DRAFT 11/9/2007


                        with a copy to:

                        Hennigan, Bennett & Dorman
                        601 South Figueroa Street, Suite 3300
                        Los Angeles, California  90017
                        Telephone: (213) 694-1012
                        Facsimile: (213) 694-1234
                        Attention: Bruce Bennett, Esq. (bennettb@hbdlawyers.com)


          Section 4.5 GOVERNING LAW, JURISDICTION, JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.

          Section 4.6 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

          Section 4.7 PARTIES BOUND; ASSIGNMENT; JOINT AND SEVERAL. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; PROVIDED, HOWEVER, that no Guarantor may, without the prior written consent of the Lenders, assign any of its rights, powers, duties or obligations hereunder.

          Section  4.8  HEADINGS.   Section  headings  are  for  convenience  of
reference only and shall in no way affect the interpretation of this Guaranty.

          Section 4.9 RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

                                                             DRAFT 11/9/2007


          Section 4.10 RIGHTS AND REMEDIES. The exercise by the Lenders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

          Section 4.11 Intentionally Omitted.

          Section 4.12 EXTENSIONS OF DEADLINES AND NOTICE OF TRIGGER EVENTS. Any deadline under this Guaranty, including but not limited to, the timeframes set forth in sections 1.1(a)-(g) herein may be extended by the mutual written agreement of the Lenders and EBOF (on behalf of the Guarantors). In the event of any default under this Guaranty, including but not limited to, the expiration of any deadline set forth in sections 1.1(a)-(g), the defaulting party shall be entitled to three (3) business days' notice of the default and the opportunity to cure such default.

          Section 4.13 RECOVERY BY LENDERS. Any proceeds recovered by any Lender under this Guaranty in excess of its Pro Rata Share of the Total Debt shall be held by such Lender in trust for the pro rata benefit of the other Lenders and distributed accordingly. This provision shall survive termination of this Guaranty.

          Section 4.14 AFTER ACQUIRED CLAIMS. In the event that a Lender acquires (and continues to hold) the Notes and Warrants (the "EXCLUDED SECURITIES") under the Transaction Document of a Noteholder that is not a signatory hereto (an "EXCLUDED NOTEHOLDER"), such Excluded Securities acquired (and held) by such Lender shall be deemed to be Notes and Warrants of such Lender governed by the terms and conditions of this Guaranty and the Collateral Documents (and the benefits thereunder) as if such Excluded Securities were held by such Lender as of the date of this Guaranty (but only for so long as such Excluded Securities are held by such Lender). The Pro Rata Share of any Lender that acquires Notes from an Excluded Noteholder (or that transfers any portion of its Notes) shall be adjusted accordingly.

          Section 4.15 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF THE GUARANTORS WITH RESPECT TO THE GUARANTORS' GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN OR AMONG THE GUARANTORS AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS AND ANY LENDER.

                                                             DRAFT 11/9/2007


          EXECUTED as of the day and year first above written.


Earth LNG, Inc.                        Earth Biofuels, Technology Co, LLC
                                       d/b/a Advanced Biofuels Technology, LLC


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Applied LNG Technologies, USA, LLC     Earth Biofuels Distribution Co.


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Alternative Dual Fuels, Inc.           Earth Biofuels of Cordele, LLC
d/b/a Apollo Leasing, Inc.

By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Arizona LNG, LLC                       B20 Customs LLC


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Fleet Star, Inc.                       Earth Biofuels Operating, Inc.


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Durant Biofuels, LLC                   Earth Biofuels Retail Fuels, Co.


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:

                                                             DRAFT 11/9/2007


Earth Ethanol of Washington LLC        Earth Ethanol, Inc.


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:

                                                             DRAFT 11/9/2007


          IN WITNESS WHEREOF, the Lenders below have caused their respective signature page to this Guaranty to be duly executed as of the date first written above.

Castlerigg Master Investments Ltd.     Kings Road Investments Ltd.
By:  Sandell Asset Management Corp.


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Evolution Master Fund Ltd. SPC,        Capital Ventures International
Segregated Portfolio M                 By:  Heights Capital Management, Inc.
                                            its authorized agent


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Radcliffe SPC, Ltd. for and on behalf  YA Global Investments, L.P. (formerly,
of the Class A Convertible Crossover   Cornell Capital Partners, LP
Segregated Portfolio
By:  RG Capital Management Company,    By:  Yorkville Advisors, LLC
     LLC                               Its: General Partner
By:  RGC Management Company, LLC


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:


Cranshire Capital, LP                  Portside Growth and Opportunity Fund


By:                                    By:
     -----------------------------          ------------------------------------
     Name:                                  Name:
     Title:                                 Title:

                                                             DRAFT 11/9/2007


                                    EXHIBIT A

                          SCHEDULE OF EBOF SUBSIDIARIES


                                   SUBSIDIARY
-------------------------------------------------------------------------------

Earth LNG, Inc.

Applied LNG Technologies, USA, LLC

Alternative Dual Fuels, Inc.
d/b/a Apollo Leasing, Inc.

Arizona LNG, LLC

Fleet Star, Inc.

Durant Biofuels, LLC

Earth Biofuels, Technology Co, LLC
d/b/a Advanced Biofuels Technology, LLC

Earth Biofuels Distribution Co

Earth Biofuels of Cordele, LLC

B20 Customs LLC

Earth Biofuels Operating, Inc.

Earth Biofuels Retail Fuels, Co.

Earth Ethanol, Inc.

Earth Ethanol of Washington LLC

                                                             DRAFT 11/9/2007


                                    EXHIBIT B

                                ESCROW AGREEMENT